Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of Point.360 (“we,” “us,” “our,” "Point.360," or the “Company”) and Modern VideoFilm, Inc. (“MVF”), after giving effect to the purchase of certain MVF assets and the assumption of certain liabilities of MVF and adjustments described in the following footnotes, and are intended to reflect the impact of this asset acquisition on the Company on a pro forma basis.

On July 8, 2015, Point.360 entered into a Sale Agreement Pursuant to Article 9 of the Uniform Commercial Code (the “Sale Agreement”) with Medley Capital Corporation, a Delaware corporation (“Medley”), Medley Opportunity Fund II LP, a Delaware limited partnership (“MOF II”), Congruent Credit Opportunities Fund II, LP, a Delaware limited partnership (“Congruent”), Main Street Equity Interests, Inc., a Delaware corporation (“Main Street”), and Haig S. Bagerdjian. Medley, MOF II, Congruent and Main Street are referred to in this Exhibit 99.2 as the “Lenders.” The closing under the Sale Agreement occurred on July 8, 2015, concurrently with the execution of the Sale Agreement.

Pursuant to the Sale Agreement, among other things:

•	Point.360 acquired (the "Acquisition") from the Lenders certain assets of MVF, and its affiliated entities, including, but not limited to, MVF's equipment, inventory, and accounts receivable, in a private sale conducted under applicable provisions of the New York Uniform Commercial Code following the default by MVF of its obligations under secured loans made by the Lenders, and assumed no debts, obligations or liabilities except for agreeing to pay a portion of the rent for each facility of MVF to its landlord on a per diem basis based on the number of days post-closing, if any, that we occupy such facility to complete the relocation of certain acquired assets, and paid time off owed to former MVF employees employed by us in connection with the closing to the extent (i) accrued and unused as of the closing, and (ii) such employees have not requested such paid time off to be paid by MVF.

•	We issued to the Lenders, as consideration for the assets described in the preceding paragraph, 2,000,000 shares of our common stock (the "Common Shares"), and five-year warrants (the "Sale Agreement Warrants") to purchase an aggregate of 800,000 shares of our common stock (the "Sale Agreement Warrant Shares") at an exercise price of $0.75 per share, which may be exercised in a cashless exercise. We also issued to Medley and MOF II warrants to purchase an aggregate of 500,000 shares of our common stock (the “Term Loan Warrants”) under the same terms as in the previous sentence in consideration for the Term Loan described elsewhere in this Exhibit 99.2.

The other material terms of the Sale Agreement and the Term Loan were previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2015. The unaudited pro forma condensed combined balance sheet reflects the Acquisition as if it had been consummated on June 30, 2015, the date of the Company’s last fiscal year end. The financial statements of MVF are based on MVF’s balance sheets of May 31, 2015, its last fiscal year end. The unaudited pro forma condensed combined balance sheet includes pro forma adjustments to reflect the account balances as of the July 8, 2015 purchase date and for valuations by Company management of certain tangible and intangible assets as of that date.

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2015 combines the Company’s historical results for the year ended June 30, 2015 with MVF’s historical results for the year ended May 31, 2015. The unaudited pro forma statement of operations gives effect to the Acquisition as if it had been consummated at the beginning of the fiscal year except for the imputation of a pro forma debt structure for MVF as of the beginning of the fiscal year since such an estimate would not be factually supported.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only. They do not purport to represent what Point.360’s consolidated results of operations and financial position would have been had the transaction actually occurred as of the dates indicated, and they do not purport to project Point.360’s future consolidated results of operations or financial position.

Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the purchase price and to reflect the amounts related to MVF’s tangible and intangible assets and liabilities at an amount equal to the estimate of their fair values. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Acquisition and (2) factually supportable and reasonable under the circumstances.

The pro forma adjustments reflecting the completion of the Acquisition are based upon the acquisition method of accounting in accordance with Accounting Standards Codification, or ASC 805 “Business Combinations” and the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the allocation of the purchase price to identifiable assets and liabilities acquired, including an addition to retained earnings representing the difference between fair value of the identifiable assets and liabilities and the purchase price.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances.

You should read this information in conjunction with:

•	the separate historical audited consolidated financial statements of MVF as of May 31, 2015 and for the year then ended, included as Exhibit 99.1 to this Current Report on Form 8-K/A;

•	the accompanying notes to the unaudited pro forma condensed combined financial statements included in this Exhibit 99.2 to this Current Report on Form 8-K/A; and

•	the separate historical audited financial statements of Point.360 as of June 30, 2015 and 2014 and for the years then ended included in Point.360’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 17, 2015.

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POINT.360 AND MVF
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2015 (in thousands)

	Point.360	MVF	Pro Forma Adjustment (a)	Pro Forma Adjustment (b)	Pro Forma Adjustment (c)	Pro Forma Combined
Assets

Current assets:
Cash and cash equivalents	$22	$990	$(990)	$-	$1,000	$1,022

Accounts receivables, net of allowance for doubtful accounts	3,067	4,541	(4,541)	3,074	-	6,141
Inventories	135	94	(94)	99	-	234
Other current assets	315	1,275	(1,275)	33	-	348

Total current assets	3,539	6,900	(6,900)	3,206	1,000	7,745

Property and equipment, net	9,226	5,684	(5,684)	5,359	-	14,585
Intangible assets, net	-	-	-	350	-	350
Other assets	615	1,275	(1,275)	250	-	865
Total assets	13,380	13,859	(13,859)	9,165	1,000	23,545

Liabilities and Equity
Current liabilities:
Accounts payable	714	1,737	(1,737)	-	-	714
Other accrued expenses	1,385	2,552	(2,552)	770	-	2,155
Current portion of notes payable and credit facilities	5,117	73,772	(73,772)	-	-	5,117
Total current liabilities	7,216	78,061	(78,061)	770	-	7,986

Long-term debt, less current portion	88	-	-	-	1,000	1,088
Other long-term liabilities	1,838	9,978	(9,978)	-	-	1,838
Total liabilities	9,142	88,039	(88,039)	770	1,000	10,912

Equity:
Point.360:
Common stock	21,715	-	-	1,155	-	22,870
Additional paid-in capital	11,175	6,180	(6,180)	427	-	11,602
Retained earnings (Accumulated deficit)	(28,652)	(80,360)	80,360	6,813	-	(21,839)

Total equity	4,238	(74,180)	74,180	8,395	-	12,633
Total liabilities and equity	$13,380	$13,859	$(13,859)	$9,165	$1,000	$23,545

See accompanying notes to unaudited pro forma condensed combined financial statements.

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POINT.360 AND MVF
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(in thousands)

	Point.360 (1)	MVF (2)	Pro Forma Adjustments	Pro Forma Combined

Revenue	$21,581	$43,569	$-	$65,150
Cost of services sold	(14,206)	(37,236)	-	(51,442)
Gross profit	7,375	6,333	-	13,708

Operating expenses:
Selling, general and administrative	(10,329)	(10,095)	1,388 (d)	(19,036)
Impairment expense	-	(13,346)	13,346 (e)	-
Depreciation and amortization expense	-	(7,588)	6,453 (f)	(1,135)

Operating income (loss)	(2,954)	(24,696)	21,187	(6,463)

Interest expense	(256)	(10,360)	10,297 (g)	(319)
Other income, net	324	13	-	337
Loss before income taxes	(2,886)	(35,043)	31,484	(6,445)

Provision for income taxes	-	(2)	-	(2)

Net loss	$(2,886)	$(35,045)	$31,484	$(6,447)

Loss per common share - basic	$(0.27)			$(0.51)
Loss per common share - diluted	$(0.27)			$(0.51)

Basic and diluted weighted average shares outstanding	10,537		2,000	12,537

(1)	Represents the statement of operations for the fiscal year ended June 30, 2015.
(2)	Represents the statement of operations for the year ended May 31, 2015.

See accompanying notes to unaudited pro forma condensed combined financial statements.

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POINT.360

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation

The unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The acquisition method of accounting under U.S. GAAP requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values at the Acquisition date. Fair value is defined under U.S. GAAP as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Market participants are assumed to be buyers and sellers in the principal (or most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Fair value measurements can be highly subjective and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts. Accordingly, the assets acquired and liabilities assumed were recorded at their respective fair values and added to those of Point.360.

Dollar amounts in these footnotes are in thousands.

Note 2 - Acquisition of Assets of MVF

On July 8, 2015, Point.360 entered into a Sale Agreement Pursuant to Article 9 of the Uniform Commercial Code (the “Sale Agreement”) with the Lenders and Haig S. Bagerdjian. The closing under the Sale Agreement occurred on July 8, 2015, concurrently with the execution of the Sale Agreement.

Pursuant to the Sale Agreement, among other things, Point.360 acquired from the Lenders certain assets of MVF and its affiliated entities, including, but not limited to, MVF's equipment, inventory, and accounts receivable, in a private sale conducted under applicable provisions of the New York Uniform Commercial Code following the default by MVF of its obligations under secured loans made by the Lenders, and assumed no debts, obligations or liabilities except for agreeing to pay a portion of the rent for each facility of MVF to its landlord on a per diem basis based on the number of days post-closing, if any, that we occupy such facility to complete the relocation of certain acquired assets, and paid time off owed to former MVF employees employed by us in connection with the closing to the extent (i) accrued and unused as of the closing, and (ii) such employees have not requested such paid time off to be paid by MVF. We issued to the Lenders, as consideration for the assets described above, the Common Shares and the Sale Agreement Warrants.

In connection with the Acquisition, on July 8, 2015, the Company entered into a Term Loan Agreement (the “Loan Agreement”), as borrower, with the Lenders. The Loan Agreement is comprised of a five-year term loan facility in the amount of $6,000, $1,000 of which was funded on the July 8, 2015 closing date (the “Closing Date Term Loan”). Under the Loan Agreement, we may, by notice to the Lenders, request one or more additional term loans (each, a “Delayed Draw Term Loan” together with the Closing Date Term Loan, each a “Term Loan” and collectively, the “Term Loans”) in an aggregate amount for all Delayed Draw Term Loans not to exceed $5,000, until the third anniversary of the closing date. On July 8, 2015, in connection with the consummation of the transactions contemplated by the Loan Agreement, we issued to Medley and MOF II the Term Loan Warrants.

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The pro forma condensed combined balance sheet has been adjusted to reflect the allocation by Point.360 management of the MVF purchase price to identifiable tangible and intangible assets and liabilities acquired, and the excess of the asset value over the purchase price to retained earnings. The purchase price allocation is based upon an estimated total purchase price of approximately $1,400 and liabilities assumed for accrued expenses totaling approximately $770.

Under the acquisition method of accounting, the total estimated purchase price is allocated to MVF’s tangible and intangible assets and liabilities based on their estimated fair values at the date of the completion of the Acquisition (July 8, 2015). The following table summarizes the preliminary allocation of the purchase price for MVF:

Assets acquired	$8,650
Liabilities assumed	(770)
Acquired intangibles:

Trade name	150
Customer relationships	200

Retained earnings	(6,813)

Fair value of common stock and warrants	$1,417

Note 3 - Pro Forma Condensed Combined Financial Statements

The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of Point.360 and MVF, after giving effect to the Acquisition and adjustments described in the following footnotes, and are intended to reflect the impact of the Acquisition on Point.360 as if it was completed at the beginning of the fiscal year ended June 30, 2015.

The unaudited pro forma condensed combined balance sheet reflects the Acquisition as if it has been consummated on June 30, 2015 and includes pro forma adjustments for valuations by Point.360 management of certain tangible and intangible assets as of the July 8, 2015 Acquisition date. These adjustments are based on fair value determinations.

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2015 combines Point.360 historical results for the year ended June 30, 2015 with MVF’s historical results for the year ended May 31, 2015.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only.

Note 4 - Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect amounts related to MVF’s net tangible and intangible assets and liabilities at an amount equal to their fair values. Identified intangible assets were customer relationships valued at $200, and trade names of MVF valued at $150. Under the guidance of ASC 805, the fair value of these assets has been capitalized on the balance sheet and the Company will begin amortizing the fair value over their estimated useful life.

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There were no intercompany balances and transactions between Point.360 and MVF at the dates and for the periods of these pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements do not include any adjustments for liabilities that will result from integration activities related to the Acquisition. Additional assets or liabilities may be recorded that could affect amounts in the unaudited pro forma condensed combined financial statements.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a) To reverse the balance sheet accounts of MVF.

(b) To reflect (i) the fair value the acquired MVF assets (including trade-name and customer relationship intangibles of $350, and prepaid Term Loan interest of $165 equal to the fair value of the Term Loan Warrants) and the MVF liabilities assumed, (ii) the fair value of the Common Shares, the Sale Agreement Warrants and the Term Loan Warrants given as consideration for the MVF assets and Term Loan, and (iii) a credit to retained earnings for $6,813 representing the difference between (x) the aggregate fair values assigned to the tangible and intangible assets acquired (less liabilities assumed), and (y) the fair value of the Common Shares and the Sale Agreement Warrants given as consideration for the purchase.

(c) To reflect $1,000 borrowed under the Term Loan in connection with the transaction.

(d) To reduce selling, general and administrative expenses for (i) Point.360 transaction costs of approximately $137 incurred in the three months ended June 30, 2015 in connection with the Acquisition, and (ii) MVF costs of $1,251 incurred in the 12 months ended May 31, 2015 in connection with the intent to restructure MVF.

(e) To reverse the MVF fixed asset impairment of $13,346 for equipment and leasehold improvements.

(f) To reduce MVF depreciation and amortization expense by $6,453 for the twelve months ended June 30, 2015 for the amount of the difference between previously recorded MVF depreciation and amortization, and the amount calculated based on the fair value of the acquired assets and intangibles. MVF depreciation expense is shown separately for illustration purposes.

(g) To eliminate interest expense related to liabilities that Point.360 did not assume, to record interest expense related to the Term Loan and amortization of the prepaid Term Loan interest for one year.

Note 5 - Pro Forma Net Loss per Share

Shares used to calculate unaudited pro forma combined basic and diluted net loss per share are based on the sum of the following:

•	The number of Point.360 weighted-average shares used in computing historical net loss per share, basic and diluted; and

•	The number of Point.360 Common Shares issued on July 8, 2015, as consideration for the Acquisition.

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Note 6 - Transaction Costs

For the three months ended June 30, 2015, Point.360 transaction costs incurred related to the Acquisition totaled $137. MVF incurred costs of $1,251 in the 12 months ended May 31, 2015 in connection with the intent to restructure MVF. These costs have been recorded as a pro forma adjustment to reduce general and administrative expenses in the statement of income for the 12 months ended June 30, 2015. The combined company expects to incur approximately $300 of additional direct transaction costs in connection with the Acquisition which are expected to be incurred and expensed in the first and second quarters of the fiscal year ending June 30, 2016.

The combined company may incur charges to operations that Point.360 cannot reasonably estimate, in the quarter in which the Acquisition is completed or the following quarters, to reflect costs associated with integrating the two businesses. In addition, the combined company may incur additional charges relating to the transaction in subsequent periods, which could have a material impact on the combined company’s financial position or results of operations.

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